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                                                                    EXHIBIT 99.2

          Letter to Beneficial Holders Regarding the Offer to Exchange
          Any and All Outstanding 12.50% Senior Secured Notes due 2006
                                       for
                      12.50% Senior Secured Notes due 2006
                                       of
                        Tri-Union Development Corporation

           Which Have Been Registered under the Securities Act of 1933
                 Pursuant to the Prospectus dated      , 2001

       THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
         , 2001 UNLESS EXTENDED (SUCH TIME AND DATE, AS THE SAME MAY BE
       EXTENDED FROM TIME TO TIME, THE "EXPIRATION DATE"). TENDERS MAY BE
               WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

          YOU MUST COMPLETE AND RETURN THE ENCLOSED CLIENT INFORMATION
                                     SHEET.


                                                                          , 2001
                                                            --------------
To Our Clients:

         Enclosed for your consideration is the prospectus, dated , 2001 (the "Prospectus"), and the accompanying Letter of Transmittal (the "Letter of Transmittal") that together constitute the offer (the "Exchange Offer") by Tri-Union Development Corporation ("Tri-Union") to exchange new 12.50% Senior Secured Notes due 2006 ("New Notes") that have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for all of its outstanding 12.50% Senior Secured Notes due 2006 (the "Old Notes"), upon the terms and subject to the conditions set forth in the Prospectus. The Prospectus and the Letter of Transmittal more fully describe the Exchange Offer. Capitalized terms used but not defined herein have the respective meanings ascribed to them in the Prospectus.

         To participate in the Exchange Offer, persons in whose names Old Notes are registered on the books of the registrar ("Registered Holders") must either:

         o cause to be delivered to Firstar Bank, National Association (the "Exchange Agent"), at the address set forth in the Letter of Transmittal, Old Notes in proper form for transfer, together with a properly executed Letter of Transmittal (INCLUDING THE CLIENT INFORMATION SHEET); or

         o cause a DTC Participant to tender such holder's Old Notes to the Exchange Agent's account maintained at The Depository Trust Company ("DTC") for the benefit of the Exchange Agent through the DTC's Automated Tender Offer Program ("ATOP"), including transmission of an agent's message in


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                  which the Registered Holder acknowledges and agrees to be
                  bound by the terms of the Letter of Transmittal, and return completed the enclosed client information sheet to the dtc participant.

         By complying with DTC's ATOP procedures with respect to the Exchange Offer, the DTC Participant confirms on behalf of itself and the beneficial owners of tendered Old Notes all provisions of the Letter of Transmittal applicable to it and such beneficial owners as fully as if it completed, executed and returned the Letter of Transmittal to the Exchange Agent.

         We are the holder of Old Notes held for your account. A tender of such Old Notes can be made only by us as the holder for your account and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used to tender Old Notes.

         We request instructions as to whether you wish to tender any or all of the Old Notes held by us for your account, pursuant to the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal.

         To ensure the Exchange Offer and the tender of Old Notes is in compliance with state jurisdictional requirements you must complete the enclosed client information sheet (the "Client Information Sheet").

         Your instructions to us and the Client Information Sheet should be forwarded as promptly as possible in order to permit us to tender your Old Notes on your behalf in accordance with the provisions of the Prospectus and the Letter of Transmittal. The Exchange Offer will expire at 5:00 p.m., New York
City time, on        , 2001, unless extended by Tri-Union. Old Notes properly
tendered may be withdrawn at any time prior to the Expiration Date.

         The Exchange Offer is not conditioned upon any minimum number of Old Notes being tendered.

         Pursuant to the Letter of Transmittal, each holder of Old Notes must represent to Tri-Union that:

         o the New Notes to be acquired by such holder pursuant to the Exchange Offer are being acquired in the ordinary course of business of the holder;

         o such holder is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the New Notes;

         o such holder is not an "affiliate," as defined under Rule 405 of the Securities Act, of Tri-Union;

         o such holder acknowledges that any person who is a broker-dealer registered under the Securities Exchange Act of 1934, as amended, or who tenders Old Notes in the Exchange Offer for the purpose of participating in a distribution of the New Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale


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                  transaction and cannot rely on the position of the staff of the Securities and Exchange Commission enunciated in its series of interpretive "no-action" letters with respect to exchange offers;

         o if the holder is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes, it must represent that the Old Notes to be exchanged for New Notes were acquired as a result of market-making activities or other trading activities and must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of New Notes received in respect of such Old Notes pursuant to the Exchange Offer; however, by so acknowledging and by delivering a prospectus in connection with the exchange of Old Notes, the holder will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act; and

         o if the holder is not a broker-dealer, it must represent that it is not engaged in, and does not intend to engage in, a distribution of New Notes.

         The enclosed "Instruction to Registered Holder or DTC Participant from Beneficial Owner" form contains an authorization by you, as the beneficial owner of Old Notes, for us to make the foregoing representations on your behalf.

         We urge you to read the enclosed Letter of Transmittal in conjunction with the Exchange Offer carefully before instructing us to tender your Old Notes.

         Your attention is directed to the following:

         o the Exchange Offer is described in and subject to the terms and conditions set forth in the Prospectus;

         o subject to the terms and conditions of the Exchange Offer, Tri-Union will accept for exchange on the Expiration Date all Old Notes properly tendered and will issue New Notes promptly after such acceptance;

         o if you desire to tender any Old Notes pursuant to the Exchange Offer, we must receive your instructions and the Client Information Sheet in ample time to permit us to effect a tender of the Old Notes on your behalf prior to the Expiration Date; and

         o any brokerage fees, commissions or transfer taxes will be borne by Tri-Union, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

         If you wish to tender any or all of the Old Notes held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form attached hereto. If you authorize the tender of your Old Notes, all such Old Notes will be tendered unless otherwise specified on the instruction form. Your instructions should be forwarded to us in ample

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time to permit us to submit a tender on your behalf on or prior to the
Expiration Date. The specimen Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Old Notes held by us for your account.

         Tri-Union is not aware of any jurisdiction in which the making of the Exchange Offer or the tender of Old Notes in connection therewith would not be in compliance with the laws of such jurisdiction. However, to further ensure the making of the Exchange Offer and the tender of Old Notes is in compliance with jurisdictional requirements, please complete, execute, detach and return the enclosed Client Information Sheet. If Tri-Union becomes aware of any jurisdiction in which the making of the Exchange Offer would not be in compliance with such laws, Tri-Union will make a good faith effort to comply with any such laws or seek to have such laws declared inapplicable to the Exchange Offer. If, after such good faith effort, Tri-Union cannot comply with any such laws, the Exchange Offer will not be made to the Registered Holders residing in such jurisdiction.


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  Instructions to Registered Holder or DTC Participant from Beneficial Owner of
                      12.50% Senior Secured Notes due 2006

                                       of

                        Tri-Union Development Corporation

         The undersigned hereby acknowledges receipt of the prospectus dated,
             , 2001 (the "Prospectus"), of Tri-Union Development Corporation ("Tri-Union") and the accompanying Letter of Transmittal, that together constitute Tri-Union's offer to exchange any and all of its outstanding 12.50% Senior Secured Notes due 2006 (the "Old Notes") for its 12.50% Senior Secured Notes due 2006 which have been registered under the Securities Act of 1933, as amended (the "Securities Act"; such notes, the "New Notes"; such offer, the "Exchange Offer").

         This will instruct you, the registered holder, as to the action to be taken by you relating to the Exchange Offer with respect to the Old Notes held by you for the account of the undersigned, on the terms and subject to the conditions in the Prospectus and Letter of Transmittal.

         The aggregate face amount of the Old Notes held by you for the account of the undersigned is (fill in the amount):

         $                 of the Old Notes.

         With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box);

         [ ] To TENDER the following Old Notes held by you for the account of the undersigned (insert principal amount of Old Notes to be tendered, if any):

         $                 of the Old Notes.

         [ ] NOT to TENDER any Old Notes held by you for the account of the undersigned.

         If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized:

         o to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner of the Old Notes, including but not limited to the representations that:


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                  o        the undersigned is acquiring the New Notes in the
                           ordinary course of business of the undersigned;

                  o the undersigned is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the New Notes;

                  o the undersigned is not an "affiliate," as defined under Rule 405 of the Securities Act of Tri-Union;

                  o the undersigned acknowledges that any person who is a broker-dealer registered under the Securities Exchange Act of 1934, as amended, or is participating in the Exchange Offer for the purpose of distributing the New Notes must comply with the registration and prospectus delivery requirements of the Securities Act, in connection with a secondary resale transaction of the New Notes acquired by such person and cannot rely on the position of the staff of the Securities and Exchange Commission enunciated in its series of interpretative no-action letters with respect to exchange offers;

                  o if the undersigned is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes, it represents that the Old Notes to be exchanged for the New Notes were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus in connection with any resale of such New Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act; and

                  o if the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of the New Notes;

         o to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and

         o to take such other action as necessary under the prospectus or the Letter of Transmittal to effect the valid tender of Old Notes.


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                                   SIGN HERE

Name of Beneficial Owner(s):
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Signature(s): Name(s) (please print):
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Address:
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Telephone Number(s):
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Taxpayer Identification or Social Security Number(s):
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Date:
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            Client Information Sheet Regarding the Offer to Exchange
          Any and All Outstanding 12.50% Senior Secured Notes due 2006
                                       for
                      12.50% Senior Secured Notes due 2006
                                       of
                        Tri-Union Development Corporation


         THIS FORM MUST BE COMPLETED AND RETURNED TO THE DTC PARTICIPANT

         Please complete the questions below to ensure the Exchange Offer and the tender of Old Notes is in compliance with state jurisdictional requirements.

Principle Place of Business or Domicile:
                                         ---------------------------------------

                                         ---------------------------------------

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Please check all of the following categories that are applicable to you:

[ ] financial institution or institutional buyer
[ ] broker-dealer
[ ] bank
[ ] savings institution
[ ] trust company
[ ] depository institution
[ ] insurance company
[ ] separate account of an insurance company
[ ] Investment Company as defined in the Investment Company Act of 1940
[ ] pension
[ ] profit-sharing trust
[ ] a small business investment company licensed by the federal small business administration under the federal "Small Business Investment Act of 1958"

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[ ] a business development company as defined in the federal "Investment
Advisers Act of 1940" [CCH Federal Securities Law Reporter par. 47, 300F]

[ ] a private business development company as defined in the federal "Investment Advisers Act of 1940" [CCH Federal Securities Law Reporter par. 56,347B]

[ ] an entity, but not an individual, a substantial part of whose business activities consist of investing, purchasing, selling or trading in securities of more than one issuer and not of its own issue and that has total assets in excess of five million dollars as of the end of its latest fiscal year;

[ ] a Qualified Institutional Buyer as defined in 17 C.F.R. 230.144A(a)

Name of Beneficial Owner(s):
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Signature(s): Name(s) (please print):
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Date:
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